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                                                                    EXHIBIT 15.1

[ACNIELSEN LOGO]



                                     CONSENT

We hereby consent to the use of information from our monthly reports "Audit Report Beer and Soft Drink", covering the period January 1993 to December 2003, on Form 20-F of Quilmes Industrial (QUINSA Societe Anonyme). We further consent to the use of our name in such Form 20-F, and to the filing of this consent as an exhibit thereto and to the incorporation of this consent into any registration statement that Quinsa may file.


/s/ Adrian Sarrica


A.C. Nielsen S.A. de C.V. Sucursal Argentina
Adrian Sarrica
Apoderado